                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Date of report  (Date of earliest event reported):  January 12, 1998

                           BRITE VOICE SYSTEMS, INC.
   (Exact name of Registrant as specified in its Articles of Incorporation)

         KANSAS                      0-17920                  48-0986248
        -------                     ---------                ------------
(State or other jurisdiction     (Commission File          (I.R.S. Employer
    of incorporation)               Number)              (Identification No.)


 250 INTERNATIONAL PARKWAY, SUITE 300, HEATHROW, FLORIDA          32746
 -------------------------------------------------------        ----------
     (Address of principal executive office)                    (Zip Code)

Registrant's telephone number, including area code:   (407) 357-1000

                                NOT APPLICABLE
                       (Former name, or former address,
                         if changed since last report)

ITEM 5.   OTHER EVENTS

     On January 12, 1998, David S. Gergacz, President and Chief Executive Officer of Brite Voice Systems, Inc. ("Brite") was named to the additional position of Chairman of the Board of Directors. Mr. Gergacz succeeds Stanley
G. Brannan, Brite's founder and former President and Chief Executive Officer, who resigned for personal reasons primarily relating to the near-fatal injuries sustained in August 1997 by his 21-year-old son. Mr. Brannan will continue as a Director and will perform certain consulting services for Brite.

     Alan C. Maltz resigned his position as Executive Vice President of Brite upon fulfillment of the term of the Employment Agreement entered into in August 1995 in connection with Brite's acquisition of the Telecom Services Limited group of companies. Mr. Maltz is Brite's second largest stockholder and will continue as a Director.

     On January 12, 1998, Brite issued a press release concerning Mr. Brannan's resignation and Mr. Gergacz's appointment as Chairman of the Board, a copy of which is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)  Exhibits

          99.1 Press release of Brite dated January 12, 1998, relating to appointment of David S. Gergacz as Chairman of the Board of Directors and resignation of Stanley G. Brannan.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   BRITE VOICE SYSTEMS, INC.


                                   By:  /s/ Glenn A. Etherington
                                        ------------------------------
                                        Glenn A. Etherington
                                        Chief Financial Officer


Dated:   January 13, 1998



                                 EXHIBIT INDEX

EXHIBIT NO.         DESCRIPTION

  99.1 Press release of Brite dated January 12, 1998, relating to appointment of David S. Gergacz as Chairman of the Board of Directors and resignation of Stanley G. Brannan.


                                       -2-